Exhibit 10.1
WORLD AIR HOLDINGS, INC.
AMENDED & RESTATED
1995 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS AGREEMENT is made as of the ___ day of                     , 200___ (the “Grant Date”) by and between World Air Holdings, Inc., a Delaware corporation (the “Company”), and                                                              (“Optionee”).
WITNESSETH:
RECITALS
     A. Optionee has been granted an Option under the World Air Holdings, Inc. Amended and Restated 1995 Stock Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock. Capitalized terms used herein and not otherwise defined herein have the same meaning as the terms used in the Plan.
     B. The Option granted to Optionee is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code.
NOW, THEREFORE, it is hereby agreed as follows:
     1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Optionee, as of the Grant Date, a Nonqualified Stock Option (the “Option”) to purchase up to                      shares of the Company’s common stock, $0.001 par value (the “Option Shares”) from time to time during the term of the Option at an exercise price of $                     per share (“Exercise Price”).
     2. Option Term. The Option will expire at the close of business on                      (the “Expiration Date”), unless sooner terminated in accordance with the provisions of this Agreement or the Plan.
     3. Option Nontransferable. The Option is not transferable or assignable by Optionee other than by will or by the laws of descent and distribution; during the lifetime of Optionee, the Option shall be exercisable only by Optionee.
     4. Dates of Exercise. So long as Optionee continues to serve as an employee of the Company or any subsidiary, the Option shall be exercisable as to the Option Shares within the specified term of the Option and pursuant to the provisions of this Agreement. Option Shares shall become exercisable in installments, as follows:                                                                                  .
     Notwithstanding the forgoing provisions of this Section 4, in the event of (i) the Optionee’s termination of employment with the Company and its subsidiaries due to death or disability (as defined in Section 5(b) below); or (ii) the occurrence of any Change of

Control following the Grant Date but prior to the Optionee’s termination of employment with the Company and its subsidiaries (or of a successor of the Company immediately following a transaction of the type described in either Section 18(c)(i) or Section 18(c)(ii)), any previously unvested Option Shares shall become immediately vested.
     5. Termination of Employment.
     (a) Should Optionee cease to be employed by the Company and all subsidiaries in a position of equal or greater responsibility, (other than by reason of death, permanent disability or termination for Cause), the Option will, solely to the extent that it is exercisable immediately prior to such cessation of Optionee’s employment, remain exercisable during the one-year period following the date of cessation of such services; provided, however, in no event will the Option be exercisable at any time after the Expiration Date.
     (b) If Optionee incurs a disability and Optionee ceases by reason thereof to be an employee of the Company and all subsidiaries, the Option will, solely to the extent that it is exercisable immediately prior to such cessation of employee status, remain exercisable during the one-year period following the date of such cessation of employee status; provided however, in no event will the Option be exercisable at any time after the Expiration Date. The term “disability” means a physical or mental illness that will prevent Optionee from doing substantial gainful work for at least twelve (12) months or is likely to result in death. If Optionee became entitled to Social Security benefits payable on account of disability, he will be conclusively deemed to be disabled for purposes of this Agreement.
     (c) Should Optionee die while still an employee of the Company or any subsidiary (or during the one-year period referred to in Section 5(a)), the executors or administrators of Optionee’s estate or Optionee’s heirs or legatees (as the case may be) will have the right to exercise the Option, solely to the extent that it is exercisable immediately prior to Optionee’s death, during the one-year period following the date of Optionee’s death; provided, however, in no event will the Option be exercisable at any time after the Expiration Date.
     6. Privilege of Stock Ownership. The holder of the Option will have none of the rights of a shareholder with respect to the option Shares until such individual has exercised the option and has been issued a stock certificate for the Option Shares.
     7. Manner of Exercising Option. In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions.
          (a) Provide the Company written notice of such exercise in accordance with Section 15 hereof, specifying the number of Option Shares with respect to which the Option is being exercised;
          (b) Pay the aggregate exercise price for the purchased shares in one or more of the following alternative forms: (i) full payment, in cash or by check payable to the

Company’s order, in the amount of the exercise price for the Option Shares being purchased; (ii) full payment in shares of Common Stock (held for at least six months if acquired pursuant to an option) and having a Fair Market Value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased; (iii) a combination of such shares of Common Stock and cash or check payable to the Company’s order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; and
          (c) Furnish the Company with appropriate documentation that the person (or persons) exercising the Option, if other than Optionee, has the right to exercise the Option.
     8. Compliance with Laws and Regulations.
     (a) The exercise of the Option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s common stock may be listed at the time of such exercise and issuance.
     (b) In connection with the exercise of the Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.
     9. Liability of the Company.
     (a) If the Option Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this Option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.
     (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to the Option will relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.
     10. No Employment Contract. Neither the Company nor any of its subsidiaries is under any obligation to continue the employment of Optionee for any period of specific duration.
     11. Withholding.
     (a) To the extent federal, state and local income and employment tax withholding requirements should apply to the exercise of this Option; Optionee hereby agrees to make appropriate arrangements with the Company for the satisfaction of such withholding requirements.

     (b) Subject to approval of the Committee, any withholding obligation arising from exercise of the Option may be satisfied by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the Common Stock otherwise issuable to Optionee as the result of the exercise of the Option, a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of, the withholding tax obligation; or (iii) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.
     12. Other Restrictions. Upon any exercise of the Option, the Committee may require Optionee to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer determined by the Committee to be necessary or appropriate under applicable securities laws.
     All certificates for shares of common stock delivered pursuant to exercise of the Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.
     13. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.
     14. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.
     15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at HLH Building, 101 World Drive, Peachtree City, Georgia 30269. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S., mail, postage prepaid and properly addressed to the party to be notified.
     16. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in the Option.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Georgia.
     18. Definition of Change in Control. For purposes of this Agreement, the term “Change of Control” shall mean the occurrence of any one or more of the following events:
          (a) any Person, other than the Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (b) during any period of two (2) consecutive years (not including any period prior to the Grant Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Subsections (a), (c) or (d) of this Section 18) whose election by the Board of Directors of the Company or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company (or of a successor of the Company immediately following a transaction of the type described in clauses (i) or (ii) of Subsection 18(c) below); or
          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 50% of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
     For purposes of this Section 18, the term “Person” shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof; however, a Person shall not include (i) World Air Holdings, Inc. or any of their subsidiaries or affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of World Air Holdings, Inc. or any of their subsidiaries; (iii) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of World Air

Holdings, Inc. in substantially the same proportions as their ownership of stock of World Air Holdings, Inc.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

WORLD AIR HOLDINGS, INC.
By:
Randy J. Martinez
President and CEO

OPTIONEE: